UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-39218	16-0977505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

525 French Road

Utica, New York 13502

(Address of principal executive offices, including zip code)

(315) 797-8375

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CNMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 17, 2020, CONMED Corporation, a New York corporation (“CONMED”), and its subsidiary Linvatec Nederland B.V., a Netherlands private limited company (besloten vennootschap), entered into the Second Amendment (the “Second Amendment”) to the Sixth Amended and Restated Credit Agreement, dated February 7, 2019 (the “Existing Credit Agreement” and, as amended by the Second Amendment, the “Credit Agreement”), among CONMED, the Foreign Subsidiary Borrowers (as defined therein) from time to time parties thereto, the several banks and other financial institutions or entities from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Existing Credit Agreement was filed as Exhibit 10.1 to CONMED’s Current Report on Form 8-K on February 7, 2019.

The Second Amendment amends the Existing Credit Agreement to, among other things, suspend the application of the financial maintenance covenants thereunder, modify certain restrictive covenants therein and modify the applicable interest rates and commitment fees payable thereunder.

In particular, while the Suspension Period is in effect:

•	the required consolidated senior secured leverage ratio will not be applicable;

•	the required consolidated total leverage ratio will not be applicable;

•	the consolidated fixed charge coverage ratio for the period of four consecutive fiscal quarters ending on the applicable fiscal quarter will be reduced from 2.25 to 1.00 to: (i) 2.00 to 1.00 for the fiscal quarter ending June 30, 2020; (ii) 1.50 to 1.00 for the fiscal quarter ending September 30, 2020; (iii) 1.75 to 1.00 for the fiscal quarter ending December 31, 2020 and (iv) 1.75 to 1.00 for the fiscal quarter ending March 31, 2021; and

•	certain other covenants in the Existing Credit Agreement will be modified to impose greater restrictions on CONMED’s ability to incur indebtedness and liens, and to make certain restricted payments, including, among other things, investments and acquisition transactions.

“Suspension Period” means the period beginning on the effective date of the Second Amendment and ending on earlier of (i) the first date on which CONMED delivers a certificate demonstrating compliance with the financial maintenance covenants set forth in the Credit Agreement for the fiscal quarter ended June 30, 2021 or (ii) at the election of CONMED, the first date on which CONMED delivers a certificate demonstrating compliance certificate with the financial maintenance covenants that were contained in the Existing Credit Agreement for any fiscal quarter starting with the fiscal quarter ending September 30, 2020.

Additionally, from the effective date of the Second Amendment through March 31, 2021, CONMED may not permit its liquidity, as defined in the Credit Agreement, to be less than $135 million.

With respect to any borrowings under the revolving credit facility during the Suspension Period, if the aggregate amount of available cash, as defined in the Credit Agreement, would exceed $75 million after giving effect to the applicable borrowing and any other transactions occurring prior to or substantially simultaneous with such borrowing, the borrower must deliver a certificate certifying the proposed use of the proceeds of the borrowing and, if such proceeds are not applied in accordance with such certificate within five business days, repay the revolving credit facility in an amount equal to the lesser of (i) the unused proceeds and (ii) the amount necessary to cause available cash to be equal to or less than $75 million.

The Second Amendment modifies the interest rates and commitment fees that CONMED is required to pay during and after the Suspension Period. The credit facilities under the Credit Agreement bear interest at variable rates calculated according to a base rate or a Eurocurrency rate plus an applicable margin. CONMED must also pay commitment fees quarterly on the revolving credit facility. Prior to the Suspension Period, both the applicable margin and the commitment fee rate varied depending on CONMED’s consolidated senior secured leverage ratio. During the Suspension Period, the applicable margin for base rate loans is 2.50% per annum and for Eurocurrency rate loans is 3.50% per annum, and the commitment fee rate for the revolving credit facility is 0.50%. Following the Suspension Period, the applicable margin and the commitment fee rate will depend upon CONMED’s consolidated senior secured leverage ratio, as set forth in the following pricing grid:

Consolidated Senior Secured Leverage Ratio	Applicable Margin for Eurocurrency Loans	Applicable Margin for Base Rate Loans	Commitment Fee Rate
Greater than or equal to 4.00	3.00%	2.00%	0.50%
Less than 4.00 but greater than or equal to 3.50	2.75%	1.75%	0.45%
Less than 3.50 but greater than or equal to 3.00	2.625%	1.625%	0.40%
Less than 3.00 but greater than or equal to 2.50	2.50%	1.50%	0.375%
Less than 2.50 but greater than or equal to 2.00	2.25%	1.25%	0.35%
Less than 2.00 but greater than or equal to 1.50	2.00%	1.00%	0.30%
Less than 1.50	1.875%	0.875%	0.25%

The Second Amendment also modifies the interest rate floor applicable to the Eurocurrency rate from zero to 1.00%.

The Second Amendment was entered into by CONMED, as parent borrower, Linvatec Nederland, B.V., as a foreign subsidiary borrower, JPMorgan Chase Bank, N.A., as administrative agent and lender, and each of the other lenders party to the Credit Agreement.

The foregoing description of the Second Amendment does not purport to be complete and is subject to and qualified in its entirety by, the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference.

Item 7.01	Regulation FD Disclosure

A copy of the press release issued by CONMED on April 20, 2020 announcing the Second Amendment to the Credit Agreement referenced in Items 1.01 and 2.03 is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is included herewith:

Exhibit No.	Description

10.1

Second Amendment, dated April 17, 2020, to the Sixth Amendment and Restated Credit Agreement, dated February 7, 2019, among CONMED Corporation, the foreign subsidiary borrowers from time to time party thereto, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release dated April 20, 2020, issued by CONMED Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	/s/ Daniel S. Jonas
Name:	Daniel S. Jonas
Title:	Executive Vice President, General Counsel & Secretary

Date: April 20, 2020